Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--28 (Pennsylvania and Texas Trusts):

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-49295 of our opinion dated April 6, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 20, 1998